Exhibit 10.1

MODIFICATION AND SETTLEMENT AGREEMENT

This Modification and Settlement Agreement (this “Agreement”) is entered into as of March 16, 2021, by and among FTE Networks, Inc., a Nevada corporation (the “Corporation”), on the one hand, and Lateral Juscom Feeder LLC, a Delaware limited liability company (“Lateral”), Lateral US Credit Opportunities Fund, L.P., a Delaware limited partnership (“LUSCOF”) and Lateral SMA Agent LLC, a Delaware limited liability company (“Lateral SMA,” and WVP Emerging Manager Private Fund, LLC on behalf of and for the account of WVP Emerging Manager Private Fund – Lateral Series, a Delaware limited liability company (“WVP,” and together with Lateral, LUSCOF and Lateral SMA, the “Lateral Parties”) on the other hand. Each of the Corporation and the Lateral Parties is a “Party” and, collectively, the “Parties.”

RECITALS

WHEREAS, as of the date hereof, the Lateral Parties collectively beneficially own 8,128,688 shares of the common stock, par value $0.001 per share (the “Common Shares”), of the Corporation, including (i) 4,193,207 outstanding Common Shares, (ii) 1,586,865 Common Shares underlying Series A-1 Warrants (the “Series A-1 Warrants”), pursuant to that certain Series A-1 Warrant Agreement, dated as of July 2, 2019 (the “Series A-1 Warrant Agreement”), (iii) 1,586,865 Common Shares underlying Series A-2 Warrants (the “Series A-2 Warrants”), pursuant to that certain Series A-2 Warrant Agreement, dated as of July 2, 2019 (the “Series A-2 Warrant Agreement” and together with the Series A-1 Warrant Agreement, the “Warrant Agreements”), and 761,750 Common Shares underlying other warrants issued by the Corporation to the Lateral Parties prior to the Warrant Agreements (the “Other Lateral Warrants”), each to purchase one Common Share at a price per share set forth therein, in each case on the terms and conditions set forth in the Warrant Agreements and the Other Lateral Warrants, as the case may be;

WHEREAS, the Warrant Agreements provide that as soon as practicable after December 31, 2019 (the “Original True-Up Date”), the number of Warrant Shares (as defined therein) that may be purchased upon exercise of the Series A-1 Warrants and Series A-2 Warrants of the Corporation would automatically without any further action by any holder thereof or the Corporation be increased or decreased, so that after such adjustment, the sum of (i) the number of Common Shares issuable upon the exercise of all outstanding Series A-1 Warrants and Series A- 2 Warrants of the Corporation, plus (iii) 4,193,207 Common Shares (previously issued to the Lateral Parties other than Niagara Nominee, L.P. prior to the date hereof) equals 25.0% of the total issued and outstanding Common Shares (on a fully-diluted basis) on the Original True-Up Date (the “True-Up Provision”).

WHEREAS, on December 30, 2019, the Corporation consummated a purchase of the equity and certain business assets (the “Vision Acquisition”) pursuant to that certain Purchase Agreement dated as of December 20, 2019 (the “Purchase Agreement”), by and among the Corporation, (ii) US Home Rentals LLC, a Delaware limited liability company, (x) Vision Property Management, LLC, a South Carolina limited liability company and certain other sellers named therein, and certain other parties named therein.

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WHEREAS, the Lateral Parties have provided an aggregate of approximately $2,000,000 in critical funding to support the Corporation’s working capital requirements and operations.

WHEREAS, the Parties wish to cancel the Warrant Agreements and the Other Lateral Warrants in exchange for Common Shares to reflect certain negotiated effects of the Vision Acquisition.

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the Parties agree as follows:

1. Cancelation of Warrants and Issuance of New Shares.

(a) Each Lateral Party owns, of record and beneficially, warrants evidencing (as of their original issuance date) the right to purchase the number of Series A-1 Warrants or A- 2 Warrants corresponding to each Lateral Party’s name on Schedule A attached hereto, together with any additional shares eligible to be purchased thereunder as a result of the anti-dilution provisions of such warrants. The Lateral Parties (i) have good and valid title to and record and beneficial ownership of the Series A-1 Warrants and Series A-2 Warrants originally representing the right to purchase an aggregate of 3,173,731 Common Shares (along with any additional Common Shares eligible to be purchased thereunder as a result of the anti-dilution provisions of such warrants), and Other Lateral Warrants representing the right to purchase an aggregate of 761,750 Common Shares (along with any additional Common Shares eligible to be purchased thereunder as a result of the anti-dilution provisions of such warrants) (all such Series A-1 Warrants, Series A-2 Warrants and Other Lateral Warrants being herein referred to as the “Subject Warrants”), in each case free and clear of any liens or rights of others; (ii) have not transferred any of the Subject Warrants of the Corporation or any rights thereunder to any other person, other than to the Corporation pursuant to the cancellation contemplated by this Agreement.

(b) On the date hereof, the Corporation shall issue to the Lateral Parties the number of Common Shares corresponding to each Lateral Party’s name on Schedule A attached hereto designated as “Settlement Date Shares”.

(c) Immediately upon the satisfaction of the preceding sentence, all of the Subject Warrants shall be automatically and without any further action of the parties hereto, cancelled and be of no further force or effect, including, without limitation any effect of the True- Up Provision in the Warrant Agreements. No Common Shares or any other securities or other property have been acquired, and as a result of their cancellation pursuant to this paragraph no Common Shares or any other securities or other property may been acquired, pursuant to the Subject Warrants.

2.  Issuance of Series J-1 and J-2 Redeemable Non-Convertible Preferred Shares.

(a) In consideration of the modification of the Warrant Agreements as set forth above and for other good and valuable consideration, within three business days after the date of this Agreement, the Corporation shall take all necessary action (including all necessary filings with the Secretary of State of Nevada) to issue to the Lateral Parties an aggregate amount of $10,000,000 in stated value of Series J-1 Non-Voting Non-Convertible Redeemable Preferred Stock (the “Series J-1 Preferred Shares”) and an aggregate amount of $10,000,000 in stated value of Series J-2 Non-Voting Non-Convertible Redeemable Preferred Stock (the “Series J-2 Preferred Shares”, and together with the Series J-1 Preferred Shares, the “Preferred Shares”) to the Lateral Parties, to be allocated among the Lateral Parties as set forth in Schedule B. The Preferred Shares shall have the terms and conditions set forth in the Form of Certificate of Designation set forth as Exhibit A hereto.

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(b) The Corporation and the Lateral Parties shall cooperate in good faith to ensure that the Preferred Shares are issued as promptly as possible and to cause the Preferred Shares to be considered to be outstanding as of December 31, 2020, to the extent permitted by and consistent with applicable legal and accounting requirements.

3. MCA Litigation Recovery. The Lateral Parties shall pay to the Corporation, not later than 60 days following receipt of any amounts recovered from any of those certain commercial tort litigation claims, fraud claims, and insurance claims against various lenders under various merchant cash advances for indebtedness (other than, for the avoidance of doubt, any convertible promissory notes or similar notes evidencing indebtedness for borrowed money) that was incurred but not permitted under the agreements governing the Corporation’s indebtedness, including but not limited to claims against those entities set forth on Exhibit B hereto (collectively, the “MCA Claims”), an amount equal to 50% of any amounts received from any such MCA Claim in excess of an annualized preferred return of 100% on any amounts invested or expended by the Lateral Parties in pursuing such MCA Claims. This preferred return shall not exceed three times such amounts invested or expended. By way of illustration, if the recovery on a claim was $120,000 and was received 36 months after the Lateral Parties expended $30,000 to recover that amount, the payment to the Corporation would be $15,000. The Lateral Parties shall provide annually to the Corporation an accounting of any and all amounts invested or expended pursuing the MCA Claims. The Lateral Parties acknowledge that as of the date of this Agreement, they have not yet invested or expended any amounts in pursuing such MCA Claims, nor received any sums on account of such Claims.

4.  Future True-Up Shares.

(a) Immediately upon the earlier of the Conversion Date (as defined in the Certificate of Designation with respect to the Series I Preferred Shares) or the conversion of any Series I Preferred Shares into fully paid and non-assessable Common Shares or the redemption, repurchase, repayment, tender or other monetization of any Series I Preferred Shares (the “Future True-Up Date”), the Corporation shall take all necessary action (including all necessary filings with the Secretary of State of Nevada) to issue to the Lateral Parties the number of Common Shares corresponding to each Lateral Party’s name on Schedule A attached hereto designated as “Future True-Up Shares”.

5.  No Further Adjustments. The Lateral Parties agree and acknowledge that they have no agreement, arrangement or understanding with the Corporation to provide or enter into any modification of this Agreement or the transactions contemplated hereby, or to issue or provide any additional shares of any class or series (or any rights to acquire any such shares) or any consideration of any other type or nature to any of the Lateral Parties, as a result of or relating to any agreement or arrangement that may be entered into with the persons or entities that sold the Vision Property business to the Corporation (the “Vision Arrangement”), whether or not the Vision Arrangement involves the payment or issuance of cash, promissory notes, securities or any combination of the foregoing by the Corporation, and whether or not the Vision Arrangement may wind up being agreed to by the Corporation on materially different terms than may be contemplated on the date of this Agreement.

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6.  Notices. Any notices, consents, determinations, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (a) upon receipt, when delivered personally, (b) upon confirmation of receipt, when sent by email (provided such confirmation is not automatically generated), or (c) one business day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the Party to receive the same. The addresses and emails for such communications:

If to the Corporation:

FTE Networks, Inc.

237 West 35th Street, Suite 806

New York, NY 10001

Attention: General Counsel

Email: mfernandez@ftenet.com

with a copy (which will not constitute notice) to:

Troutman Pepper Hamilton Sanders LLP

3000 Two Logan Square

Eighteenth and Arch Streets

Philadelphia, PA 19103

Attention: Robert Friedel

Email: robert.friedel@troutman.com

If to Lateral:

Lateral Investment Management, LLC

400 South El Camino Real, Suite 1100,

San Mateo, CA 94402

650-396-2200

Attention: Richard de Silva, Managing Partner

Email: Rd@lateralim.com

with a copy (which will not constitute notice) to

King & Spalding LLP

1185 Avenue of the Americas

New York, NY 10036

Attention: Kevin E. Manz

Email: kmanz@kslaw.com

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If to WVP:

Worth Venture Partners, LLC

295 Sunset Avenue

Englewood, NJ 07631

212-558-9017

Email: hfdata@worthventure.com

7. Applicable Law. This Agreement will be governed by and construed and enforced in accordance with the laws of the State of New York without reference to the conflict of laws principles thereof. Each of the Parties irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by another Party or its successors or assigns, will be brought and determined exclusively in the courts of the State of New York (or, if a New York state court declines to accept jurisdiction over a particular matter, any federal court within the Southern District of New York). Each of the Parties hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement in any court other than the aforesaid courts. Each of the Parties hereby irrevocably waives, and agrees not to assert in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason, (b) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (c) to the fullest extent permitted by applicable legal requirements, any claim that (i) the suit, action or proceeding in such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper, or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

8. Counterparts. This Agreement may be executed in two or more textually identical counterparts, each of which will be considered one and the same agreement and will become effective when counterparts have been signed by each of the Parties and delivered to the other Parties (including by means of electronic delivery or facsimile).

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9. Entire Agreement; Amendment and Waiver; Successors and Assigns; Third Party Beneficiaries; Term. This Agreement, the Warrant Agreements, the Series J-1 Preferred Shares, the Series J-2 Preferred Shares, the Series I Preferred Shares and a separate letter agreement dated the date hereof together constitute the entire agreement of the Parties with respect to the subject matter discussed herein and together supersede all prior agreements, arrangements, or understandings, whether written or oral, between the parties with respect to the transactions contemplated hereby. No modifications of this Agreement can be made except in writing signed by an authorized representative of each Party. No failure on the part of any Party to exercise, and no delay in exercising, any right, power or remedy hereunder will operate as a waiver thereof, nor will any single or partial exercise of such right, power or remedy by such Party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law. The terms and conditions of this Agreement will be binding upon, inure to the benefit of, and be enforceable by the Parties and their respective successors, heirs, executors, legal representatives, and permitted assigns. No Party will assign or delegate this Agreement or any rights or obligations hereunder without, with respect to Lateral, the prior written consent of the Corporation, and with respect to the Corporation, the prior written consent of the Lateral Parties. This Agreement is solely for the benefit of the Parties and is not enforceable by any other persons or entities.

10. Interpretation. When a reference is made in this Agreement to “Sections,” or “Exhibits,” such reference shall be to a Section of or Exhibit to this Agreement unless otherwise indicated. The terms defined in the singular have a comparable meaning when used in the plural, and vice versa. The headings contained in this Agreement are for reference purposes only and are not part of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed followed by the words “without limitation.” No rule of construction against the draftsperson shall be applied in connection with the interpretation or enforcement of this Agreement, as this Agreement is the product of negotiation between sophisticated parties advised by counsel. All references to “$” or “dollars” mean the lawful currency of the United States of America. Except as expressly stated in this Agreement, all references to any statute, rule or regulation are to the statute, rule or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of statutes, include any rules and regulations promulgated under the statute) and to any section of any statute, rule or regulation include any successor to the section. Whenever the words “hereof”, “hereby”, “herein” and “hereunder” and words of like import are used in this Agreement, they shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

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IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized signatories of the Parties as of the date first indicated above.

THE CORPORATION:

FTE NETWORKS, INC.

By:	/s/ Michael P. Beys
Name:	Michael B. Beys
Title:	Interim Chief Executive Officer

THE LATERAL PARTIES:

LATERAL US CREDIT OPPORTUNITIES FUND LP

By:	/s/ Richard de Silva
Name:	Richard de Silva
Title:	Manager

LATERAL JUSCOM FEEDER, LLC

By:	/s/ Richard de Silva
Name:	Richard de Silva
Title:	Manager

LATERAL SMA AGENT, LLC

By:	/s/ Richard de Silva
Name:	Richard de Silva
Title:	Manager

WVP EMERGING MANAGER PRIVATE FUND, LLC ON BEHALF OF AND FOR THE ACCOUNT OF WVP EMERGING MANAGER PRIVATE FUND – LATERAL SERIES

By:
Name:
Title:

SCHEDULE A

Lateral Party	Series A-1 Warrants	Series A-2 Warrants	Other Lateral Warrants	Settlement Date Shares to be Issued on the Date Hereof (See Section 1) Fu	Future True Up Shares to be Issued on the Future True Up Date (See Section 4)
Lateral US Credit Opportunities Fund, L.P.	1,235,110	1,235,110	748,250	5,477,971	2,492,805
Lateral Juscom Feeder, LLC	251,254	251,253	0	962,148	507,101
Lateral SMA Agent, LLC	30,151	30,151	4,050	119,510	60,853
WVP Emerging Manager Private Onshore Fund, LLC	70,351	70.351	9,450	278,852	141,988
Total:	1,516,585	1,516,584	761,750	6,838,481	3,202,748

SCHEDULE B

Lateral Party	Series J-1 Preferred Shares	Series J-2 Preferred Shares
Lateral US Credit Opportunities Fund, L.P.	$3,891,667	$3,891,667
Lateral Juscom Feeder, LLC	$3,291,666	$3,291,666
WVP Emerging Manager Private Onshore Fund, LLC	$221,667	$221,667
Lateral Home Agent, LLC	$2,595,000	$2,595,000
Total:	$10,000,000	$10,000,000

EXHIBIT B

	Borrower	Guarantor(s)	Counterparty	Date	Indebtedness

Secured Merchant Agreement	FTE Networks, Inc.	FTE Holdings, LLC Jus- Com, Inc Focus Venture Partners, Inc Benchmark Buildings, Inc. Focus Wireless LLC	Influx Capital, LLC	December 14, 2018	$2,000,000.00
Secured Merchant Agreement	FTE Networks, Inc.	FTE Holdings, LLC Jus- Com, Inc Focus Venture Partners, Inc Benchmark Buildings, Inc. Focus Wireless LLC	Franklin Funding Group LLC	December 14, 2018	$2,000,000.00
Merchant Agreement	Benchmark Builders Inc. FTE Networks Inc Focus Wireless LLC Jus-Com Inc.	David S. Lethem Michael C. Palleschi	Cap Call, LLC	December 14, 2018	$250,000.00
Secured Merchant Agreement	Benchmark Builders Inc. FTE Networks Inc Focus Wireless LLC Jus-Com Inc.	David S. Lethem Michael C. Palleschi	Preferred Capital	December 12, 2018	$500,000.00
Secured Merchant Agreement	FTE Networks, Inc.	Michael C. Pelleschi David S. Lethem	Alfa Advance	December 12, 2018	$450,000.00
Agreement for the Purchase and Sale of Future Receipts	FTE Holdings, LLC	David Scott Lethem FTE Networks, Inc. Jus-Com, Inc. Focus Venture Partners, Inc. Benchmark Builders, Inc. Optos Capital Partners, LLC Focus Wireless, LLC FTE Wireless, LLC Crosslayer, Inc.	Unique Funding Solutions LLC	December 17, 2018	$750,000.00
Secured Merchant Agreement	Benchmark Builders Inc. FTE Networks, Inc. Focus Wireless, LLC Jus-Com, Inc.	Davis S. Lethem Michael C. Palleschi	Addy Source LLC	December 12, 2018	$500,000.00

Merchant Agreement	Benchmark Builders Inc. FTE Networks, Inc. Focus Wireless, LLC Jus-Com, Inc.	Davis S. Lethem Michael C. Palleschi	Cap Call, LLC	November 30, 2018	$800,000.00
Secured Merchant Funding	FTE Networks, Inc.	Davis S. Lethem Michael C. Palleschi FTE Holdings, LLC Jus-Com, Inc Focus Venture Partners, Inc. Benchmark Builders, Inc.	Queen Funding LLC	November 28, 2018	$1,250,000.00
Future Merchant Services, LLC	FTE Networks, Inc.	David S. Lethem Michael C. Palleschi FTE Holdings, LLC Jus-Com, Inc Focus Venture Partners, Inc Benchmark Builders, Inc Focus Wireless LLC	Capital Merchant Services, LLC	November 28, 2018	$750,000.00
Future Receivables Sale and Purchase Agreement	FTE Networks, Inc.	David S. Lethem Michael C. Palleschi FTE Holdings, LLC Jus-Com, Inc Focus Venture Partners, Inc Benchmark Builders, Inc Focus Wireless LLC	Green Capital Funding, LLC	November 27, 2018	$600,000.00
Merchant Agreement	FTE Networks, Inc.	Davis S. Lethem	HFH CAP	October 30, 2018	$1,000,000.00
		Michael C. Palleschi
		FTE Holdings, LLC
		Jus-Com, Inc.
		Focus Venture Partners,
		Inc.
		Benchmark Builders,
		Inc.
		Focus Fiber Solutions,
		LLC
		Crosslayer Inc.
Secured Merchant	FTE Networks, Inc.	Davis S. Lethem	Hop Capital	November 8,	$2,750,000.00
		Michael C. Palleschi
		Benchmark Builders, Inc.
		FTE Holdings LLC
		Jus-Com, Inc.
		Focus Venture Partners,
		Inc.